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                                                                    Exhibit 10-J


                        PRIORITY HEALTHCARE CORPORATION
                        -------------------------------
               EMPLOYEE CONFIDENTIALITY/NONCOMPETITION AGREEMENT
               -------------------------------------------------

         This Agreement is made and entered into by and between Priority Healthcare Corporation (Priority Healthcare) and the undersigned employee (Employee). Priority Healthcare and the Employee are collectively referred to as the Parties in this Agreement. Priority Healthcare includes all of its subsidiaries and affiliates.

         Priority Healthcare is in the business of selling and distributing, on a national basis, specialty pharmaceuticals and related medical supplies to the alternate healthcare market and providing patient-specific, self-injectable biopharmaceuticals and disease treatment programs to individuals with chronic diseases. This is a highly competitive industry. This Agreement is necessary to protect the legitimate business interests of Priority Healthcare and to assist Priority Healthcare with maintaining and protecting its position in this competitive industry.

         1.  EMPLOYMENT.
             -----------

         Priority Healthcare agrees to employ and/or to continue Employee's employment with Priority Healthcare as the consideration for this Agreement. This Agreement does not alter the Employee's at-will relationship with Priority Healthcare nor does this Agreement give the Employee any assurance of continued employment. The Parties may terminate the Employee's employment relationship with Priority Healthcare at any time for any reason.

         2.  CONFIDENTIAL INFORMATION.
             -------------------------

         During the Employee's employment, he/she will have access to confidential information of Priority Healthcare. The confidential information includes trade secrets, documents, files, records, manuals, books, handbooks, internal policies, internal practices, reports, forms, formulas, computer programs, computer software, computer hardware, source codes, reports, memoranda, studies, data, calculations, recordings, correspondence, customer names and other customer information, pricing information, sales information, customer profiles, sales and marketing plans and strategies, incentive programs, operating procedures, operating plans, business plans, contracts, subcontracts, credit information, proposals, productivity reports, accounting records and other non-public information concerning the business activities of Priority Healthcare. Confidential information is broadly defined; therefore, this is not an all-inclusive list. Priority Healthcare's confidential information is the exclusive property of the company and it shall not be removed from Priority Healthcare.

         The Employee shall not disclose, publish, reproduce, record, abstract, summarize, remove or make accessible any confidential information of Priority Healthcare to any

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person, firm, corporation, association or any other entity during his/her employment with Priority Healthcare or at any time after his/her separation from Priority Healthcare. If the Employee discloses confidential information, Priority Healthcare will be severely and irreparably harmed. If the Employee discloses or threatens to disclose confidential information, Priority Healthcare is entitled to an injunction restraining the Employee. The Employee acknowledges and agrees that Priority Healthcare is entitled to recover its attorney's fees and costs from the Employee if injunctive relief is sought and that Priority Healthcare may also pursue other legal and equitable remedies against the Employee.

         3.  NON-COMPETITION.
             ----------------

         The Employee shall not directly or indirectly become employed in or interested in (as an employee, agent, individual, partner, stockholder, director, officer, principal, trustee, investor or in any other capacity) in any other business which is in the same business or industry as Priority Healthcare or which competes with Priority Healthcare for one (1) year following the date of his/her separation from Priority Healthcare. Priority Healthcare's business includes selling and distributing, on a national basis, specialty pharmaceuticals and related medical supplies to the alternate healthcare market and providing patient-specific, self-injectable biopharmaceuticals and disease treatment programs to individuals with chronic diseases. This non-compete provision does not preclude Employee from acquiring and/or owning one percent or less of any class of outstanding securities listed on a national securities exchange or traded in an over-the-counter market.

         4.  NON-SOLICITATION OF EMPLOYEES.
             -----------------------------

         The Employee shall not directly or indirectly, for a period of one (1) year following the date of his/her separation from Priority Healthcare, solicit, attempt to solicit or in any way encourage any employees of Priority Healthcare to leave or terminate their employment with Priority Healthcare.

         5.  NON-SOLICITATION OF CUSTOMERS.
             -----------------------------

         The Employee shall not directly or indirectly, for a period of one (1) year following the date of his/her separation from Priority Healthcare, solicit, attempt to solicit or in any way encourage any customers of Priority Healthcare or any healthcare providers or any other person or entity that refers patients to Priority Healthcare, to terminate, alter, or in any way change their relationship with Priority Healthcare.

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         6.   REMEDIES FOR A BREACH OF THIS AGREEMENT.
              ------------------------------------------

         The Employee acknowledges and agrees that any violation of or breach of this Agreement will cause irreparable damage to Priority Healthcare, that such damage will be incapable of precise measurement, and that, as a result Priority Healthcare will not have an adequate remedy at law to redress the harm which such violations or breach will cause. Therefore, in the event of any violation or breach of this Agreement, the Employee agrees that in addition to other legal remedies Priority Healthcare shall be entitled to liquidated damages of $10,000 and injunctive relief including but not limited to temporary restraining orders and temporary injunctions to restrain any violation or breach of this Agreement by the Employee. In addition to other relief to which it shall be entitled to, Priority Healthcare shall be entitled to recover from the Employee the reasonable attorney's fees and costs incurred by Priority Healthcare in seeking enforcement of this Agreement.

         7.   INVALID PROVISION.
              -----------------

         If a provision in this Agreement is declared unenforceable, it will not effect the enforceability of the remainder of this Agreement. Similarly, if the scope of any provision of this Agreement is declared overly broad or otherwise not reasonably necessary to protect Priority Healthcare's legitimate business interests, it will not effect the enforceability of the remainder of this Agreement.

         8.   LAW AND VENUE.
              -------------

         Florida law shall govern this Agreement. Any action arising out of or regarding this Agreement shall only be filed in the Circuit Court of Seminole County, Florida or the United States District Court, Middle District of Florida, Orlando Division.

         9.   AMENDMENTS OR MODIFICATIONS.
              ---------------------------

         No amendments or modifications to this Agreement will be binding unless the amendment or modification is in writing and executed by the Parties. Only an officer or director of Priority Healthcare can agree to an amendment or modification of this Agreement.

         10.  SUCCESSORS AND ASSIGNS.
              ----------------------

         This Agreement is binding upon and will inure to the benefit of Priority Healthcare's successors and assigns.

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         11.  NON-WAIVER.
              ----------

         The Parties' failure to exercise any right in this Agreement will not constitute a waiver. All waivers must be in writing and signed by the Parties. Only an officer or director of Priority Healthcare can agree to a waiver of any provision of this Agreement.

         12.  CONSTRUCTION.
              ------------

         The headings and captions in this Agreement are for convenience only and are not intended to have any effect in interpreting this Agreement. The language in this Agreement will be interpreted according to its plain meaning and not strictly for or against the Parties.

         13.  COMPLETE AGREEMENT.
              ------------------

         No representations, promises, inducements, or agreements have been made to the Employee that are not in this Agreement. Any representations, promises, inducements, or agreements that are not included in this Agreement are waived and merged into this Agreement. This is the complete Agreement between the Parties

         14.  READ AND UNDERSTAND.
              -------------------

         The Employee acknowledges and agrees that he/she has had the opportunity to review this Agreement and that he/she has had the opportunity to ask questions about this Agreement. The employee acknowledges and agrees that his/her signature on this Agreement means that he/she has read and understands all of the terms and conditions of this Agreement.


       By:    /s/ Ralph Nelson                By: /s/ Stephen Saft
          -------------------------------        -----------------------------
              Witness                                 Employee

                                              Date:   8/31/01
                                                   ---------------------------


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